UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8 - K

                          CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report January 9, 1998


    COMMISSION FILE NO. 0-24812


                     BRASSIE GOLF CORPORATION
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      (Exact name of registrant as specified in its charter)


                DELAWARE                            56-1781650
--------------------------------       -----------------------------
       (State or other jurisdiction (I.R.S. Employer Identification No.) incorporation or organization)

             One Tampa City Center, Suite 2550, Tampa, FL 33602
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                  (Address of principal executive offices)


                               (813) 222-0611
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            (Registrant's telephone number, including area code)


Check whether the registrant:  (1) has filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No |_|





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                        BRASSIE GOLF CORPORATION

                               FORM 8 - K

                           TABLE OF CONTENTS




Item 1.  Changes in Control of Registrant - None

Item 2.  Acquisition or Disposition of Assets - None

Item 3.  Bankruptcy or Receivership - None

Item 4.  Changes in Registrant's Certifying Accountant - None

Item 5.  Other Events ....................................................Page 3

Item 6.  Resignations of Registrant's Directors - None

Item 7.  Financial Statements and Exhibits - None


Signatures................................................................Page 4



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ITEM 5.  Other Events

Convertible Debenture Exchange
On November 18, 1997, the remaining $2,269,995, plus accrued interest, of outstanding debentures were transferred to new debenture holders in a third party transaction. Simultaneously, the Company retired those debentures and replaced them with new debenture agreements containing new terms.

The terms of the new debentures are as follows: (i) 5% interest per annum, payable quarterly, maturing December 31, 1998 and convertible into shares of the Company's common stock at the lessor of $0.17 per share or 70% of the average closing bid of the common stock during the last five trading days prior to conversion, (ii) 1,652,128 shares of common stock, (iii) warrants to purchase 15,041,134 shares of the Company's common stock at the lessor of $0.17 per share or 70% of the average closing bid of the common stock during the last five trading days prior to conversion, and (iv) warrants to purchase 15,041,134 shares of the Company's common stock at the lessor of $0.34 per share or 70% of the average closing bid of the common stock during the last five trading days prior to conversion. In any event, each holder can not as a result of such conversions beneficially own more than 4.99% of the then outstanding common stock. The warrants are exercisable for a period of three years from the date of issuance.


Private Placement - Preferred Stock
On December 3, 1997, the Company offered for sale through a private placement memorandum 1,500 shares of its 1997 Convertible Preferred Stock, par value $.001, dividends paid quarterly at the rate of 7% interest per annum (the "Preferred Shares") and warrants to purchase 1,280,000 shares of its common stock. The Preferred Shares and warrants are being offered in units of 15 Preferred Shares, with each such share having a liquidation value of $1,000, and 10,000 warrants for a price of $15,000 per unit.

The Preferred Shares are convertible at the holders' option into a number of shares of the Company's common stock equal to $1,000 per share converted divided by the Conversion Price. The Conversion Price means the lessor of (1) $0.70 or
(2) 75% of the average of the closing bid price of a share of Company's common stock during the ten trading days prior to such conversion provided that the Holder can not as a result of such conversion beneficially own more than 4.99% of the then outstanding common stock. In the event the Conversion Price falls below $0.50 the Company may redeem, at $1,250 per share plus any accrued but unpaid dividends, all (but not any part) of shares proposed to be converted.

The warrants are exercisable at a price per share of $1.00 anytime after their issuance and for a period of 36 months thereafter.

As of December 31, 1997, 128 units had been sold resulting in net proceeds of $1,920,000.


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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.


                                        BRASSIE GOLF CORPORATION


                                    By: /s/ Stephen A. Tucker
                                        -----------------------------
                                      Stephen A. Tucker
                                      Principal Financial and Accounting Officer

Date: January 9, 1998



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